UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2014

WAVE SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	0-24752	13-3477246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 31, 2014, Mr. Gerard T. Feeney was terminated from his position as Chief Financial Officer of Wave Systems Corp. (the “Company”).

Effective as of April 1, 2014, Mr. Walter A. Shephard was appointed as Chief Financial Officer.  Prior to his appointment as Chief Financial Officer, Mr. Shephard, age 60, served as the Chief Financial Officer of Luminus Devices, Inc. from 2010 to March 2014.  From 2004 to 2010, Mr. Shephard served as Chief Financial Officer, Vice President of Finance and Treasurer of Zygo Corporation.  Further information regarding Mr. Shephard is contained in the Press Release referenced under Item 8.01 below, which is hereby incorporated by reference.

In connection with Mr. Shephard’s appointment as Chief Financial Officer, the Company entered into a letter agreement with Mr. Shephard (the “Letter Agreement”).  Pursuant to the terms of the Letter Agreement, Mr. Shephard will receive an annual base salary of $190,000 and be eligible to receive an annual bonus of up to $135,000 pending business performance.  In addition, Mr. Shephard will be granted 250,000 stock options of the Company, which vest over three years and expire ten years after the date of the grant, and certain other customary benefits as described in the Letter Agreement.  The description of the Letter Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014.

Effective March 28, 2014, William M. Solms, the Company’s Chief Executive Officer, was appointed to the additional position of President.

Item 8.01.  Other Events.

On April 1, 2014, the Company issued a press release (the “Press Release”) announcing the departure of Mr. Feeney and the appointment of Mr. Shephard.  A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release, dated April 1, 2014

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ William M. Solms
William M. Solms
President and Chief Executive Officer

Dated: April 1, 2014

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release, dated April 1, 2014